CERTIFICATE OF AMENDMENT TO

                            CERTIFICATE OF FORMATION

                                       OF

                         PRODUCERS ENERGY MARKETING, LLC


          1. The name of the limited liability company is Producers Energy Marketing, LLC.

          2. The Certificate of Formation of the limited liability company is hereby amended by changing paragraph FIRST thereof so that, as amended, paragraph FIRST shall be and read as follows:

          FIRST. The name of the limited liability company formed hereby (herein referred to as the "Company") is Cinergy Marketing & Trading, LLC.

          3. This Certificate of Amendment to the Certificate of Formation shall be effective as of June 8, 1999.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation as of this eighth day of June, 1999.


                                                 CINERGY CAPITAL & TRADING, INC.

                                                 -------------------------------
                                                         Michael J. Cyrus
                                                            President



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